UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The Amended and Restated Rights Agreement by and between Hologic, Inc. (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), dated as of April 2, 2008 (the “Rights Plan”), and all preferred share purchase rights distributed to holders of the Company’s common stock pursuant to the Rights Plan, expired by their terms on January 1, 2013. As a result, the Rights Plan is of no further force and effect. The Rights Plan provided for a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company held of record at the close of business on December 31, 2002, or issued thereafter. Each Right entitled its registered holder to purchase from the Company, under the circumstances defined in the Rights Plan, one one-twenty-five thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, for an exercise price as determined under the Rights Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2013, as a consequence of the expiration of the Rights Plan on January 1, 2013, the Company filed with the Secretary of State of the State of Delaware a certificate eliminating from the Company’s Certificate of Incorporation all matters set forth in the Amended and Restated Certificate of Designations with respect to the Series A Junior Participating Preferred Stock (the “Certificate of Elimination”).

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Elimination is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate Eliminating Series A Junior Participating Preferred Stock of Hologic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer

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